EXHIBIT 24

GEORGIA-PACIFIC CORPORATION

Power of Attorney for Executing Forms 3, 4 and 5

             Know all men by these presents, that I, the undersigned director or officer, or both, of GEORGIA-PACIFIC CORPORATION, a Georgia corporation, hereby constitute and appoint each of James F. Kelley, Kenneth F. Khoury and Keith L. Belknap, signing singly, my true and lawful attorney-in-fact to:

(1) execute for me and on my behalf Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)

do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete any such Form 3, 4 or 5 and to effect the timely filing of such form(s) with the United States Securities and Exchange Commission and with any authority, agency, exchange or other body as may be required, or deemed necessary or advisable by my attorney-in-fact; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of my attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, me, it being understood that the documents executed by my attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as my attorney-in-fact, in her or his sole discretion, may approve.

             I hereby grant to each and every one of my attorneys-in-fact full power and authority to do and perform any and all acts and things whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I or any such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any or all of my attorneys-in-fact, or his substitutes(s), shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that none of the foregoing attorneys-in-fact, in serving in such capacity at my request, is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

             This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of Georgia-Pacific Corporation unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 2nd day of February, 2005.

/s/ DANNY W. HUFF

DANNY W. HUFF